TCR2 Therapeutics Announces Renowned Translational Medicine Leader Priti Hegde Joins Its Board of Directors

CAMBRIDGE, Mass., August 26, 2021 - TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage cell therapy company with a pipeline of novel T cell therapies for patients suffering from cancer, today announced the appointment of Priti Hegde, Ph.D., to its Board of Directors. Dr. Hegde brings to TCR2 over 20 years of cancer genomics and immunology, clinical product development and early stage research experience in the biopharmaceutical industry, including an interdisciplinary focus on translational medicine. In connection with Dr. Hegde’s arrival, Patrick Baeuerle, Ph.D., will be stepping down from the Board of Directors effective August 24, 2021 but will continue to serve TCR2 in an advisory capacity.

“As we continue to advance gavo-cel in clinical trials across multiple cancer indications and simultaneously innovate our TRuC-T cells in ways to persist longer in the hostile solid tumor microenvironment, Dr. Hegde will play a pivotal role in helping us understand how our cancer patients are responding to TRuC-T cells,” said Garry Menzel, Ph.D., President and Chief Executive Officer of TCR2 Therapeutics. “Her extensive experience in cancer immunology and in particular her expertise in translational medicine and companion diagnostics will guide us in our pursuit to design better clinical assays, enabling us to determine which combinations or enhancements will allow our TRuC-T cells to provide maximum benefit to patients in difficult-to-treat indications. Once again, we are thrilled be adding to the board such a highly regarded scientist with expertise specific to the needs of the company.”

Dr. Hegde currently serves as Chief Scientific Officer at Foundation Medicine, Inc., where she oversees clinical product development, cancer genomics, regulatory and early stage research to advance their leading comprehensive genomic profiling portfolio. Previously, Dr. Hegde held roles of increasing responsibility at Genentech for 12 years, where she served as senior director and principal scientist in oncology biomarker development, during which she established and led the biomarker group accountable for translational science strategies in cancer immunotherapy and was responsible for clinical translation strategies for more than 18 therapeutic programs in over 100 Phase I-III global clinical trials. Dr. Hegde was also instrumental in the approvals for Tecentriq® (atezolizumab), a PD-L1 immunotherapy, in both the United States and European Union, as well as its forthcoming diagnostic filings. Prior to joining Genentech, Dr. Hegde was the manager of disease and biomarker transcriptomics at GlaxoSmithKline. She completed her post-doctoral fellowship at The Institute for Genomic Research and holds a Ph.D. in Biochemical Pharmacology from SUNY Buffalo, as well as a B. Pharmacy degree from Mumbai University, India.

“To work with a company developing a truly unique cell therapy modality which can overcome the limitations of both CAR- and TCR-T therapies in solid tumors represents a great base to innovate a path forward using translational medicine,” said Dr. Hegde. “I am delighted to join the TCR2 board at a time when the company is rapidly expanding beyond gavo-cel with a rich pipeline of new targets and enhancements to TRuC-T cells which could benefit a significant number of cancer patients.”

“On behalf of the company and the entire TCR2 board, I also want to recognize Patrick Baeuerle for his many contributions and commitment to the company’s vision and scientific excellence. The TRuC-T cell, his truly original idea, is now a clinical product providing benefit to cancer patients with solid tumors and his ongoing innovation has enabled us to create next generation approaches in our expanding pipeline,” commented Dr. Menzel. “We literally would not exist without Dr. Baeuerle and we are grateful that we will continue to benefit from his insights as he transitions from a Board member to a consultant.”

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for patients suffering from cancer. TCR2’s proprietary T cell receptor (TCR) Fusion Construct T cells (TRuC®-T cells) specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). In preclinical studies, TRuC-T cells have demonstrated superior anti-tumor activity compared to chimeric antigen receptor T cells (CAR-T cells), while secreting lower levels of cytokines. The Company’s lead TRuC-T cell product candidate targeting solid tumors, gavo-cel, is currently being studied in a Phase 1/2 clinical trial to treat patients with mesothelin-positive non-small cell lung cancer (NSCLC), ovarian cancer, malignant pleural/peritoneal mesothelioma, and cholangiocarcinoma. The Company’s lead TRuC-T cell product candidate targeting hematological malignancies, TC-110, is currently being studied in a Phase 1/2 clinical trial to treat patients with CD19-positive adult acute lymphoblastic leukemia (aALL) and with aggressive or indolent non-Hodgkin lymphoma (NHL). For more information about TCR2, please visit www.tcr2.com.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the therapeutic potential of gavo-cel, timing for interim updates for the gavo-cel and TC-110 clinical trials, expectations regarding manufacturing plans and capabilities, future clinical development and commercialization plans, the development of the Company’s TRuC-T cells, their potential characteristics, applications and clinical utility, and the potential therapeutic applications of the Company’s TRuC-T cell platform.

The expressed or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; TCR2’s ability to maintain sufficient manufacturing capabilities to support its research, development and commercialization efforts, including TCR2’s ability to secure additional manufacturing facilities; whether TCR2's cash resources will be sufficient to fund TCR2's foreseeable and unforeseeable operating expenses and capital expenditure requirements, the impact of the COVID-19 pandemic on TCR2’s ongoing operations; and other risks set forth under the caption "Risk Factors" in TCR2’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact:

Carl Mauch

Director, Investor Relations and Corporate Communications

(617) 949-5667

carl.mauch@tcr2.com